UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Avenue, Suite 2D, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 223-1663

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 16, 2024, the Company held the Annual Meeting of shareholders for the 2023 fiscal year. As of January 3, 2024, the record date for the Annual Meeting, 6,461,118 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 6,000,666 shares of common stock were present in person or represented by proxy, constituting a quorum. The results of the voting are summarized below.

Proposal 1: Election of Directors

The following nominees were elected to serve for a term of one year or until their successor has been elected and qualified or until their earlier death, resignation or removal. The final voting results are as follows:

	For	Against	Abstain	Broker Non- Vote
Gary Copperud*	3,540,658	21,794	422	2,437,792
Kenneth Brimmer	3,540,509	21,943	422	2,437,792
Allan Anderson [1]	3,516,999	45,453	422	2,437,792
Terri Tochihara-Dirks [1,2]	3,540,657	21,795	422	2,437,792
Steven W. Schussler [1,2]	3,538,629	23,823	422	2,437,792

* Chairperson of the Board of Directors.

(1) Current member of the Audit Committee with Mr. Anderson as Chairperson.

(2) Current member of the Compensation Committee with Ms. Tochihara-Dirks as Chairperson.

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The appointment of Boulay, PLLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023 was ratified. The final voting results are as follows:

For	Against	Abstain
6,000,554	98	14

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: February 21, 2024	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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